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LogicBio Therapeutics to Hold Virtual-Only Annual Meeting of Stockholders

LEXINGTON, Mass., June 5, 2020 – LogicBio Therapeutics, Inc. (Nasdaq: LOGC) (LogicBio or the Company), a genome editing company focused on developing medicines to durably treat rare diseases in pediatric patients, today announced that its 2020 Annual Meeting of Stockholders (2020 Annual Meeting) will be held in a virtual-only format due to continued public health concerns related to coronavirus / COVID-19, and to support the health and well-being of our stockholders and other meeting participants. The previously announced date and time of the meeting, June 19, 2020, at 9:00 a.m. E.T., will not change.

Stockholders will have the same rights and opportunities to participate in the virtual meeting as they would have at an in-person meeting. To gain access to the meeting, stockholders must go to the meeting website at http://www.meetingcenter.io/273338066. The password for the meeting is LOGC2020. The virtual meeting website will contain additional details regarding participation in the 2020 Annual Meeting.

Whether or not stockholders plan to virtually attend the 2020 Annual Meeting, LogicBio urges all stockholders to vote and submit their proxy in advance of the meeting by one of the methods described in the proxy materials for the 2020 Annual Meeting. Stockholders who have previously voted do not need to take any further action.

As described in the proxy statement for the 2020 Annual Meeting, stockholders are able to participate if:

•	They were registered stockholders as of the close of business on April 22, 2020, or

•	They hold a legal proxy for the 2020 Annual Meeting.

Beneficial owners as of the record date (i.e., shares held in “street name” through an intermediary, such as a bank or broker) must register in advance to attend and vote at the 2020 Annual Meeting. To register, stockholders must obtain a legal proxy from the holder of record and submit proof of legal proxy reflecting the number of shares of LogicBio common stock held as of the record date, along with their name and email address, to Computershare at legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and must be received no later than Tuesday, June 16, 2020, 5:00 p.m. E.T. Stockholders will then receive a confirmation of registration with a control number by email from Computershare.

To be admitted to the virtual 2020 Annual Meeting, stockholders will need to enter the 15-digit control number found on their proxy card (for registered stockholders) or the email confirmation of registration (for beneficial stockholders who properly registered in advance).

Previously distributed proxy cards and voting instruction forms will not be updated to reflect the change from an in-person meeting to a virtual-only meeting and may continue to be used to vote shares in connection with the 2020 Annual Meeting.

For further information, please refer to the Company’s proxy statement and Notice Regarding the Availability of Proxy Materials, filed with the Securities and Exchange Commission on April 29, 2020, each of which can be accessed at investor.logicbio.com.

Guests may participate in a listen-only mode. No control number is required.

About LogicBio Therapeutics

LogicBio Therapeutics is a genome editing company focused on developing medicines to durably treat rare diseases in pediatric patients with significant unmet medical needs using GeneRide™, its proprietary technology platform. GeneRide enables the site-specific integration of a therapeutic transgene in a nuclease-free and promoterless approach by relying on the native process of homologous recombination to drive potential lifelong expression. LogicBio is also developing the Next Generation Capsid Development Program for which data has been presented showing highly efficient functional transduction of human hepatocytes with improved manufacturability and enhanced resistance to pre-existing human neutralizing antibodies. Headquartered in Lexington, Mass., LogicBio is committed to developing medicines that will transform the lives of pediatric patients and their families.

For more information, please visit www.logicbio.com.

Contacts:

Brian Luque

Associate Director, Investor Relations

bluque@logicbio.com

951-206-1200